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                                                                    EXHIBIT 99.5

                                     FORM OF

                     INSTRUCTION TO REGISTERED HOLDER AND/OR
               BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
          OF 12-3/4% SENIOR DISCOUNT NOTES DUE 2005 OF SPINCYCLE, INC.


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated, ______________, 1998 (the "Prospectus") of SpinCycle, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its registered 12-3/4% Senior Discount Notes Due 2005 (the "New Notes") for any outstanding 12-3/4% Senior Discount Notes Due 2005 (the "Old Notes"). Capitalized terms used but not defined herein have the meaning as ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

         $__________________________ of the 12-3/4% Senior Discount Notes due
         2005 (CUSIP __________________________).

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         / / To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

         $__________________________ of the 12-3/4% Senior Discount Notes Due
         2005 (CUSIP _________________________).

         / / NOT to TENDER any Old Notes held by you for the account of the undersigned.
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            If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder and (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

PLEASE COMPLETE THE FOLLOWING INFORMATION:

NAME OF BENEFICIAL OWNER(S):
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SIGNATURE(S):

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NAME(S) AND TITLE(S) [PLEASE PRINT]:


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ADDRESS(ES):


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TELEPHONE NUMBER(S):

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TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S):

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DATE(S) SIGNED:

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